Exhibit 10.2

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Security Agreement”) is entered into as of September 1, 2009 by and between VERENIUM CORPORATION, a Delaware corporation (the “Company” and a “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Collateral Agent (the “Collateral Agent”) for the Secured Parties.

PRELIMINARY STATEMENT

Pursuant to the Indenture, dated as of September 1, 2009 (the “Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the Company has issued its 9.00% convertible senior secured notes due 2027 (the “9% Notes”). On February 27, 2008, the Company issued $71 million principal amount of those certain 8% senior convertible notes, which notes were amended and restated on July 1, 2009 (as so amended and as may be further amended, supplemented or otherwise modified from time to time, the “8% Notes”, and together with the 9% Notes, the “Notes”). The Company intends to enter into secured credit facilities, notes, indentures and other debt instruments from time to time with lenders or other creditors and their representatives (collectively, “Lenders”) after the date hereof in order to secure working capital and other financing permitted by the terms of the Indenture, the 9% Notes and the 8% Notes. As of the Effective Date, the Collateral Agent has been appointed as the Collateral Agent for the Joined Secured Parties pursuant to that certain Intercreditor and Collateral Agency Agreement, dated as of the date hereof among the Trustee, the Collateral Agent, the Company and the Joined Secured Parties from time to time party thereto (the “Intercreditor Agreement”). The Grantor is entering into this Security Agreement in order to induce certain holders of the Grantor’s existing 5.5% Convertible Senior Notes dues 2027 (the “5.5% Notes”) to exchange their 5.5% Notes for 9% Notes, to equally and ratably secure the Grantor’s obligations under the 8% Notes with the Grantor’s obligations under the 9% Notes and such secured indebtedness as may be owed from time to time to the Lenders.

ACCORDINGLY, the Grantor and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in Intercreditor Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Intercreditor Agreement.

1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and in the Preliminary Statement, the following terms shall have the following meanings:

“Account Debtor” has the meaning set forth in Article 9 of the UCC.

“Accounts” has the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” has the meaning set forth in Article 9 of the UCC.

“Collateral” has the meaning set forth in Article II.

“Collateral Account” has the meaning set forth in Section 7.1.

“Commercial Tort Claims” has the meaning set forth in Article 9 of the UCC.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Debt Instrument” has the meaning assigned to such term in the Intercreditor Agreement

“Default” has the meaning assigned to such term in the Intercreditor Agreement.

“Deposit Accounts” has the meaning set forth in Article 9 of the UCC.

“Documents” has the meaning set forth in Article 9 of the UCC.

“Effective Date” has the meaning assigned to such term in the Intercreditor Agreement.

“Equipment” has the meaning set forth in Article 9 of the UCC.

“Event of Default” has the meaning assigned to such term in the Intercreditor Agreement.

“Excluded Payments” has the meaning set forth in Section 4.6(b)(iii).

“Excluded Property” means: (a) all Vehicles; (b) any equity interest issued by a Foreign Subsidiary (i) representing more than 65% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary if such Foreign Subsidiary is directly owned by the

Grantor, or (ii) representing any of the outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary if such Foreign Subsidiary is indirectly owned by the Grantor; (c) any equity interest issued by a domestic Subsidiary which is not directly or wholly owned by the Company; (d) any treasury stock of the Company; (e) any lease, license, contract, or agreement to which the Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such Lien or other obligation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions)); (f) any asset owned by the Grantor that is subject to a Lien or other contractual obligation that prohibits or requires the consent of any Person (other than the Company) not obtained as a condition to the creation of any lien on such asset (other than to the extent that any such Lien or other obligation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions)); (g) any property to the extent that such grant of such security interest is prohibited by any Requirement of Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law is ineffective under applicable law; (h) all aircraft; (i) any Intellectual Property of the Company and any Licenses related thereto; (j) Margin Stock; (k) Deposit Accounts; (l) cash and cash equivalents; (m) any asset only to the extent and for so long as the terms of any Requirement of Law or agreement relating thereto validly prohibit the creation by the Grantor of a security interest in such asset in favor of the Collateral Agent (after giving effect to the Uniform Commercial Code of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); (n) any assets with respect to which the Company shall certify to Collateral Agent in an Officer’s Certificate that the Company has in good faith determined that the cost of obtaining a security interest in such assets is excessive in relation to the benefits provided to the Secured Parties of the security interest afforded thereby; and (o) real property.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” has the meaning set forth in Article 9 of the UCC.

“Fixtures” has the meaning set forth in Article 9 of the UCC.

“Foreign Subsidiary” means a Subsidiary that is not organized under the laws of any State or Commonwealth of the United States of America or under the laws of the District of Columbia.

“Foreign Subsidiary Voting Stock” means the issued and outstanding equity interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of any Foreign Subsidiary.

“General Intangibles” has the meaning set forth in Article 9 of the UCC.

“Goods” has the meaning set forth in Article 9 of the UCC.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provisional, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) having jurisdiction over the Company, any Subsidiary or any Secured Party as the context may require.

“Instruments” has the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Patents, the Trademarks and the Licenses, and all rights to sue at law or in equity for any infringement thereof, including the right to receive all proceeds and damages therefrom.

“Inventory” has the meaning set forth in Article 9 of the UCC.

“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than any Foreign Subsidiary Voting Stock constituting Excluded Collateral) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuer” means any issuer of any Investment Property.

“Letter-of-Credit Rights” has the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Obligations” has the meaning assigned to such term in the Intercreditor Agreement.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantor, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement to the extent not constituting Excluded Property.

“Pledged Notes” means all promissory notes listed on Exhibit B and all other promissory notes issued to or held by the Grantor (other than promissory notes issued in connection with extensions of trade credit by the Grantor in the ordinary course of business) to the extent not constituting Excluded Property.

“Pledged Stock” means the equity interests listed on Exhibit B, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, the Grantor while this Security Agreement is in effect, in each case, to the extent not constituting Excluded Property.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles (to the extent not constituting Excluded Property) or which are otherwise included as Collateral.

“Regulation U” means Regulation U (12 CFR Part 221) of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” has the meaning assigned to such term in the Intercreditor Agreement.

“Security” has the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any equity interest constituting Collateral, any right to receive an equity interest and any right to receive earnings, in which the Grantor now have or hereafter acquire any right, issued by an issuer of such equity interest.

“Supporting Obligations” has the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, trade styles, brand names, corporate names, business names, domain names, logos and other source or business identifiers and the registrations and applications for registration thereof, all common-law rights related thereto, and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any other Secured Party’s Lien on any Collateral.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

1.4 Other Definitional Provisions. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section and Exhibit references are to this Security Agreement unless otherwise specified.

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.5 Exhibit Updates. The Grantor may update the Exhibits hereto from time to time to reflect changes to the information contained therein by notifying the Collateral Agent in writing and delivering such updated Exhibits to the Collateral Agent within 15 days of any such change; provided that any such update shall not have the effect of curing any Default or Event of Default that may have otherwise occurred as a result of the actions taken or the omissions that resulted in the need to update the Exhibits.

ARTICLE II

GRANT OF SECURITY INTEREST

As of the Effective Date, the Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under the personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), which is specifically listed below:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all Fixtures;

(vi) all General Intangibles;

(vii) all Goods;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xii) all Commercial Tort Claims listed on Exhibit F;

(xiii) all Farm Products;

(xiv) and all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Obligations; provided, however, that notwithstanding any of the other provisions set forth in this Article II, this Security Agreement shall not constitute a grant of a security interest in the Excluded Property and the Excluded Property shall not be part of the Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Collateral Agent and the other Secured Parties that:

3.1 Title, Perfection and Priority. The Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the Grantor in the locations listed on Exhibit C, the Collateral Agent will have a fully perfected with the priority required pursuant the Intercreditor Agreement in that Collateral of the Grantor in which a security interest may be perfected by filing.

3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the date hereof, the type of entity of the Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3 Principal Location. As of the date hereof, the Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

3.4 Exact Names. As of the date hereof, the Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in the Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization. As of the date hereof, the Grantor has not, (a) during the past five years (i) other than as set forth in Part VIII of Exhibit A, been known by or used any other corporate or fictitious name, (ii) except as described on Exhibit D, been a party to any merger or consolidation or (iii) except as described in Exhibit D, acquired all of the equity interests or all or substantially all of the assets, or a business unit, division, product line or line of business of a Person or (b) during the past four months, except as described in Exhibit D, been a party to any acquisition, other than those described in clause (a)(iii) of this Section 3.4.

3.5 Letter-of-Credit Rights and Chattel Paper. As of the date hereof, Exhibit E lists all Letter-of-Credit Rights that are not Supporting Obligations and Chattel Paper of the Grantor involving amounts, individually or in the aggregate, in excess of $10,000,000. All actions to be taken by the Grantor to protect and perfect the Collateral Agent’s Lien on the Chattel Paper listed on Exhibit E (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) have been duly taken. The Collateral Agent will have a fully perfected security interest in the Chattel Paper listed on Exhibit E. The Grantor has not pledged, assigned or delivered any letter of credit or Chattel Paper to any third party other than the Collateral Agent (to the extent required by the Intercreditor Agreement).

3.6 Filing Requirements. As of the date hereof, none of the Grantor’s Equipment is covered by any certificate of title, except for Vehicles. As of the date hereof, none of the Collateral owned by the Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for Collateral in an aggregate amount not in excess of $5,000,000.

3.7 Pledged Collateral.

(a) As of the date hereof, Exhibit B sets forth a complete and accurate list of all Pledged Collateral held by the Grantor; provided that, (i) with respect to equity interests issued by a Subsidiary that constitute Pledged Collateral, Exhibit B sets forth all such equity interests; (ii) with respect to equity interests issued by a non-Subsidiary, Exhibit B sets forth all such equity interests with an individual value in excess of $5,000,000; (iii) with respect to Instruments issued by a non-Subsidiary, Exhibit B sets forth all such Instruments with an individual value in excess of $5,000,000; and (iv) with respect to Securities issued by a non-Subsidiary held in a securities account, Exhibit B sets forth all such Securities with an individual value in excess of $5,000,000. As of the date hereof, the Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit B as being owned by it, free and clear of any Liens, except for Permitted Liens. The Grantor further represents and warrants that (i) all Pledged Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued and are fully paid and non-assessable, and (ii) all Pledged Collateral which represents indebtedness owed to the Grantor by any Subsidiary thereof has been duly authorized, authenticated or issued and delivered by the issuer of such indebtedness, is the legal, valid and binding obligation of such issuer.

(b) In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject that could reasonably be expected to materially and adversely affect the value of such Collateral or the rights and remedies of the Collateral Agent in respect thereof, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Stock or which obligate any issuer of any Pledged Stock that is a Subsidiary of the Company to issue additional equity interests, and (iii) with respect to any Pledged Stock issued by a Subsidiary of the Company, no consent, approval, authorization, or other action by, and no giving of notice to or filing with, any Governmental Authority or any other Person is required for the pledge by the Grantor of such Pledged Stock pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by the Grantor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) As of the date hereof, except as set forth in Exhibit B, the Grantor owns 100% of the issued and outstanding equity interests of each issuer of Pledged Stock owned by it and none of the Pledged Collateral which represents indebtedness owed to the Grantor is subordinated in right of payment to other indebtedness (other than any such indebtedness that is subordinated to the Obligations) or subject to the terms of an indenture.

3.8 Subsidiary Debt. As of the date hereof, the consolidated Subsidiaries of the Company had not more than $1,000,000 in the aggregate of debt for borrowed money, excluding (i) capital leases, (ii) accrued but unpaid interest and (iii) inter-company indebtedness.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, the Grantor agrees that:

4.1 General.

(a) Authorization to File Financing Statements; Ratification. The Grantor hereby authorizes the Collateral Agent to file, and, to the extent required to comply with the obligations hereunder, will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be required in order to maintain a perfected security interest with the priority required pursuant to the Intercreditor Agreement in and, if applicable, Control of, the Collateral owned by the Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor, and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Grantor also agrees to furnish any such information to the Collateral Agent promptly upon request. Notwithstanding the foregoing authorizations given to the Collateral Agent, the Company shall at its own expense, take all actions as necessary or advisable to establish, maintain and perfect a security interest in and continuing Lien on all of the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties. Without limiting the generality of the foregoing, the Company shall execute or cause to the executed and shall file and cause to be filed such financing statements, continuation statements, and fixture filings in all places necessary to establish, maintain and perfect the Liens and purported to be provided for in the Collateral.

(b) Further Assurances. The Grantor will, upon the request of the Collateral Agent, furnish to the Collateral Agent statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may reasonably specify. The Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(c) Locations. From and during the continuance of an Event of Default, at the request of the Collateral Agent, the Grantor will promptly provide the Collateral Agent with such information concerning the location of the Collateral as it may reasonably request. Following the date hereof, the Grantor shall not change its chief executive office if such change would adversely impact the perfection or priority of the security interests granted hereunder unless, prior to the taking of such action, the Grantor notifies the Collateral Agent of such action and takes all actions necessary to maintain the continuous validity and perfection of such security interest.

4.2 Electronic Chattel Paper. The Grantor shall take all steps to grant the Collateral Agent Control of all electronic chattel paper where the aggregate of all such electronic chattel paper is in excess of $5,000,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3 Inventory and Equipment; Maintenance of Goods. The Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and Equipment material to the conduct of its business in good repair and working and saleable condition, except for (i) damaged or defective goods arising in the ordinary course of the Grantor’s business, (ii) ordinary wear and tear in respect of the Equipment and (iii) casualty events (to the extent such casualty, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) and (iv) dispositions of any such Inventory and Equipment in the course of the Company’s business.

4.4 Delivery of Instruments, Securities, Chattel Paper and Documents. Subject to the Intercreditor Agreement, the Grantor will (a) deliver to the Collateral Agent, immediately upon execution of this Security Agreement, any Chattel Paper, certificated securities (other than certificated securities that represent equity interests in Subsidiaries) and Instruments constituting Collateral owned by it whose value exceeds $5,000,000, and within 30 days of the execution of this Security Agreement, the originals of all certificated securities that represent equity interests in Subsidiaries, (b) hold in trust for the Collateral Agent upon receipt and (i) promptly thereafter deliver to the Collateral Agent all certificated securities that represent equity interests in Subsidiaries and (ii) on a quarterly basis, deliver to the Collateral Agent any such Chattel Paper, certificated securities and Instruments constituting Collateral whose value exceeds $5,000,000; provided that with respect to a new issuance of certificated securities that represent equity interests of an issuer whose equity interests have previously been pledged to the Collateral Agent such newly issued certificated securities shall be delivered within 30 days of such issuance, (c) (i) cause any indebtedness of a Subsidiary owed to the Grantor in excess of $5,000,000 and (ii) use its commercially reasonable best efforts to cause any indebtedness of a non-Subsidiary owed to the Grantor in excess of $5,000,000 to be evidenced by a duly executed promissory note (or subject to a global note) that, in either case, is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, with such notes being accompanied by proper instruments of assignment duly executed by the applicable Grantor, and (d) deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral with a value in excess of $5,000,000.

4.5 Uncertificated Pledged Collateral.

(a) The Grantor shall cause the appropriate issuers that are Subsidiaries of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement.

(b) The Grantor acknowledges and agrees that each interest in any limited liability company or limited partnership that is a Subsidiary pledged hereunder that is represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and governed by Article 8 of the Uniform Commercial Code of the applicable jurisdiction and shall at all times hereafter be represented by a certificate, which shall be a “security” within the meaning of Article 8 of the New York UCC and governed by Article 8 of the Uniform Commercial Code of such jurisdiction.

(c) The Grantor further acknowledges and agrees that (i) the interests in any limited liability company or limited partnership that is a Subsidiary pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the Uniform Commercial Code of the applicable jurisdiction and (ii) the Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest (except that the Grantor may elect to so treat any such interest as a “security” and issue any certificate representing such interest if promptly thereafter the applicable Grantor delivers such certificate to the Collateral Agent).

4.6 Pledged Collateral.

(a) Registration of Pledged Collateral. If an Event of Default shall have occurred and be continuing, the Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Collateral Agent.

(b) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, the Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement; provided, however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent in respect of such Pledged Collateral.

(ii) The Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any equity interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii) The Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral held by it other than dividends and interest paid at any time when an Event of Default shall have occurred and be continuing (collectively referred to the “Excluded Payments”); provided, however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement.

(iv) All Excluded Payments, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement)

4.7 Commercial Tort Claims. The Grantor shall promptly, and in any event within 60 days after any Commercial Tort Claim (as defined in the UCC) in excess of $5,000,000 is acquired by it, enter into an amendment to this Security Agreement, granting to Collateral Agent a perfected security interest with the priority required to pursuant to the Intercreditor Agreement in such Commercial Tort Claim.

4.8 No Interference. The Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

4.9 Change of Name or Location. The Grantor shall not change its name as it appears in official filings in the state of its incorporation or organization, (b) change the type of entity that it is, (c) change its organization identification number, if any, issued by its state of incorporation or other organization, or (d) change its state of incorporation or organization, in each case, unless it shall have provided the Collateral at least fifteen days’ prior written notice thereof and taken any action required to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of Secured Parties, in any Collateral; provided that any new location shall be in the United States.

4.10 Updated Collateral Information. Within 60 days following each anniversary of the Effective Date, the Grantor shall promptly furnish to the Collateral Agent such updates to the information covered by Article III, including any of Exhibit hereto but excluding Section 3.8, such that such updated information and exhibits are true and correct as of the date so furnished; provided that the Collateral Agent may request more frequent update if an Event of Default has occurred and is continuing.

ARTICLE V

REMEDIES

5.1 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Indenture or any other Financing Document; provided that this Section 5.1(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to the Grantor or any other Person, enter the premises of the Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(iv) concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b) The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Collateral Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. The Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.2 Grantor’s Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, the Grantor will:

(a) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at the Grantor’s premises or elsewhere;

(b) permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral.

5.3 Distribution of Proceeds. Any proceeds received by the Collateral Agent in connection with the enforcement of remedies pursuant to Section 5.1 hereof shall be distributed in accordance with the provisions of the Intercreditor Agreement.

ARTICLE VI

ATTORNEY IN FACT; PROXY

6.1 Authorization for Secured Party to Take Certain Action.

(a) The Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral,

(ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to apply, subject to the Intercreditor Agreement, the proceeds of any Collateral received by the Collateral Agent to the Obligations, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) after an Event of Default has occurred and is continuing, to contact Account Debtors for any reason, (viii) after an Event of Default has occurred and is continuing, to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or the Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) after an Event of Default has occurred and is continuing, to sign the Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) after an Event of Default has occurred and is continuing, to exercise all of the Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) after an Event of Default has occurred and is continuing, to settle, adjust, compromise, extend or renew the Receivables, (xii) after an Event of Default has occurred and is continuing, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign the Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of the Grantor, (xiv) after an Event of Default has occurred and is continuing, to prepare, file and sign the Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) after an Event of Default has occurred and is continuing, to change the address for delivery of mail addressed to the Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to the Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and the Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection with any of the foregoing; provided that, this authorization shall not relieve the Grantor of any of its obligations under this Security Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Secured Parties, under this Section 6.1 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent agrees that, except for the powers granted in Section 6.1(a)(i)-(vi) and Section 6.1(a)(xvi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.2 Proxy. THE GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.1 ABOVE) WITH RESPECT TO ITS PLEDGED

COLLATERAL, INCLUDING AFTER AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE, AFTER AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.

6.3 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

COLLATERAL ACCOUNTS

7.1 Collateral Accounts. The Collateral Agent shall establish, when and as needed, an account which shall be entitled the “Collateral Account” (the “Collateral Account”), and shall maintain such accounts, at the office of the Collateral Agent’s corporate trust administration. All moneys which are required by the Intercreditor Agreement or this Agreement (subject to the provisions of the Intercreditor Agreement) while an Event of Default has occurred and is continuing or which are received by the Collateral Agent or any agent or nominee of the Collateral Agent in respect of the Collateral or otherwise in accordance with the terms of the relevant Debt Instrument, whether in connection with the exercise of the remedies provided in this Agreement or in any other Collateral Document or otherwise, shall be deposited in the Collateral Account. Moneys in the Collateral Account shall be held by the Collateral Agent as part of the Collateral and applied in accordance with the terms of this Agreement.

7.2 Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Collateral Agent, and funds on deposit in the Collateral Account shall constitute part of the Collateral. The Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent. The Grantor shall have no right of withdrawal from the Collateral Account other than pursuant to Section 7.4 below.

7.3 Investment of Funds Deposited in Collateral Account. The Collateral Agent shall invest and reinvest moneys on deposit in the Collateral Account at any time in cash and cash equivalents as directed in writing by the relevant Grantor. In the absence of such directions, moneys shall remain uninvested. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Collateral. The Collateral Agent shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity.

7.4 Withdrawals by the Grantor. The Grantor shall be permitted to make withdrawals from the Collateral Account only in accordance with the release of the Collateral Agent’s Lien against the Collateral Account pursuant to Section 5.12 of the Intercreditor Agreement.

7.5 Application of Moneys. The Collateral Agent shall hold and apply moneys in the Collateral Account in accordance with the provisions of the Intercreditor Agreement.

7.6 Collateral Agent’s Calculations. All distributions made by the Collateral Agent pursuant to Section 7.5 shall be final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application of any amounts distributed by it.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Waivers. To the maximum extent permitted under applicable law, the Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2 Limitation on Collateral Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3 Compromises and Collection of Collateral. The Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which the Grantor has agreed to perform or pay in this Security Agreement and failed to do so in the time frame required hereunder, and the Grantor shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Grantor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Obligation payable not later than 10 Business Days after receipt of a reasonably detailed invoice therefor.

8.5 Specific Performance of Certain Covenants. The Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.4, 4.5, 4.6, 4.7, 4.9, 5.2, or 8.6 or in Article VII will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantor contained in this Security Agreement, that the covenants of the Grantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantor.

8.6 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent in accordance with the provisions of the Intercreditor Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Obligations have been paid in full. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

8.7 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.8 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.9 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder.

8.10 Survival of Representations. All representations and warranties of the Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.11 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State or other taxing entity or authority in respect of this Security Agreement shall be paid by the Grantor, together with interest and penalties, if any. The Grantor shall reimburse the Collateral Agent for any and all reasonable out-of-pocket expenses paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral. Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantor.

8.12 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.13 Termination; Release.

(a) This Security Agreement and the security interest granted hereby shall terminate upon the first to occur of any of the following events: (i) the payment in full of all of the Obligations; (ii) Collateral Agent’s receipt of an Officer’s Certificate that such release does not conflict with, or result in a breach of or default under, the Debt Instruments; or (iii) the release of the Liens on the Collateral or the total liquidation of the Collateral and the distribution of all the proceeds in accordance herewith.

(b) Upon termination pursuant to 8.13(a), any Lien upon the Collateral granted hereunder shall be automatically released, without delivery of any instrument or performance of any act by any party. In connection therewith, at the written request and sole expense of the Grantor, the Collateral Agent shall execute and deliver to the Grantor all releases or other documents, including, without limitation, UCC termination statements, reasonably necessary or desirable for the release of such Lien. Grantor shall be responsible for filing any such releases. In connection with any such release, the Collateral Agent agrees to promptly deliver to the Grantor any portion of such Collateral in the possession of the Collateral Agent.

8.14 Entire Agreement. This Security Agreement, together with the Indenture and the other Note Documents, embodies the entire agreement and understanding between the Grantor and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Collateral Agent relating to the Collateral.

8.15 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.16 CONSENT TO JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER NOTE DOCUMENT AND THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY TO BRING PROCEEDINGS AGAINST THE GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GRANTOR AGAINST THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY OR ANY AFFILIATE OF THE COLLATERAL AGENT OR ANY OTHER SECURED

PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER DEBT INSTRUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

8.17 WAIVER OF JURY TRIAL. THE GRANTOR, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER DEBT INSTRUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.18 Indemnity. The Grantor hereby agrees to indemnify the Collateral Agent and its officers, directors, employees, counsel and agents, to the extent provided in Section 8.1 of the Intercreditor Agreement.

8.19 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

8.20 Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Security Agreement, the Liens, security interests and rights granted pursuant to this Security Agreement or any other Debt Instrument shall be as set forth in, and subject to the terms and conditions of (and the exercise of any right or remedy by the Collateral Agent hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement. In the event of any conflict between this Security Agreement or any other Debt Instrument and the Intercreditor Agreement, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Collateral Agent hereunder shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent in contravention of the Intercreditor Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement.

ARTICLE IX

NOTICES

9.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 8.4 of the Intercreditor Agreement.

ARTICLE X

THE COLLATERAL AGENT

Wells Fargo Bank, National Association has been appointed Collateral Agent for the Secured Parties hereunder pursuant to the Intercreditor Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the

Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Collateral Agent pursuant to the Intercreditor Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Intercreditor Agreement. Any successor Collateral Agent appointed pursuant to the Intercreditor Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have executed this Security Agreement as of the date first above written.

GRANTOR:

VERENIUM CORPORATION

By:	/s/ Gerald M. Haines II
Name:	Gerald M. Haines II
Title:	Executive Vice President

COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge and Security Agreement dated as of September 1, 2009 (the “Agreement”), made by Verenium Corporation party thereto for the benefit of Wells Fargo Bank, National Association, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.6(b)(iii) or 4.6(b)(iv) of the Agreement.

3. The terms of Sections 4.5(b), 4.5(c), 5.1(f) and 5.2(c) of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 4.5(b), 4.5(c), 5.1(f) or 5.2(c) of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Attention:
Facsimile:

Exhibit A

Grantor Information

Name of Grantor:	Verenium Corporation
Type of Entity:	Corporation
State of Organization:	Delaware
State Organizational Number:	2319755
Federal Employer ID Number:	22-3297375
Mailing Address:	55 Cambridge Parkway
Cambridge, MA 02142
Chief Executive Office:	Same as mailing address

Other corporate or fictitious names used in the last five years:

Diversa Corporation

Celunol Corp. (acquired by the Company via merger, formerly BCI International Corporation)

Exhibit B

Pledged Collateral

Promissory Notes

Issuer	Principal Amount
None.	None.

Equity Interests

Issuer	Percentage of Interests Pledged	Percentage of Interests Owned
Verenium Biofuels Corporation*	100%	100%

*	Verenium Biofuels Corporation is the sole subsidiary of the Company directly owned by the Company. In turn, Verenium Biofuels Corporation directly owns the following entities (which do not constitute Pledge Collateral): Verenium Biofuels Louisiana LLC, a wholly-owned subsidiary of Verenium Biofuels Corporation, Galaxy Biofuels LLC, a jointly-owned subsidiary of Verenium Biofuels Corporation and BP Biofuels North America LLC, and Highlands Ethanol, LLC, a jointly-owned subsidiary of Verenium Biofuels Corporation and BP Biofuels North America LLC.

Exhibit C

UCC Financing Statement Jurisdictions

Delaware

Exhibit D

Historical Transactions

Mergers and consolidations during the past 5 years:

On June 20, 2007, the Company completed a merger transaction with Celunol Corp. The combined company was renamed Verenium Corporation.

Acquisitions of all of the equity interests or all or substantially all of the assets, or a business unit, division, product line or line of business during the past 5 years:

On June 20, 2007, the Company completed a merger transaction with Celunol Corp. The combined company was renamed Verenium Corporation.

Other acquisitions during the past 4 months:

None.

Exhibit E

Letter of Credit Rights; Chattel Paper

None.

Exhibit F

Commercial Tort Claims

None.